Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Total Return U.S. Treasury Fund, Inc. and to the use of our report dated December 23, 2013 on the Fund’s financial statements and financial highlights. Such financial statements and financial highlights appear in the October 31, 2013 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
February 27, 2014